SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

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                                  14A-6(E)(2))
                         / / Definitive Proxy Statement
                       / / Definitive Additional Materials
                 /X/ Soliciting Material Pursuant to Rule 14a-12

                           ART TECHNOLOGY GROUP, INC.


                (Name of Registrant as Specified In Its Charter)

Mitchell Wright Technology Group, LLC, SSH Partners I, LP, Mitchell-Wright, LLC, Arcadia Partners, L.P., Arcadia Capital Management, LLC, James Dennedy and Richard Rofe

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Attached as Exhibit 1 is a press release issued by Mitchell-Wright Technology
Group, LLC on October 12, 2004.

Exhibit 1


Issued on behalf of Mitchell-Wright Technology Group

FOR IMMEDIATE RELEASE                                CONTACT:
October 12, 2004                                     Ellen Gonda
                                                     Brunswick Group
                                                     (212) 333-3810


     MITCHELL-WRIGHT TECHNOLOGY GROUP REITERATES REASONS TO VOTE AGAINST ART TECHNOLOGY GROUP, INC.'S PROPOSED MERGER WITH PRIMUS KNOWLEDGE SOLUTIONS, INC.

Cincinnati, OH, October 12, 2004 - Mitchell-Wright Technology Group, LLC ("MWTG") today underscored the risks associated with relying on the assumptions outlined in the ISS proxy analysis of the proposed merger between Art Technology Group, Inc. ("ARTG" or the "Company") [NASDAQ: ARTG] and Primus Knowledge Solutions, Inc ("Primus") [NASDAQ: PKSI].

Although MWTG generally agrees with ISS' approach in their analysis of the transaction, MWTG disagrees with their conclusion. The fundamental difference between ISS and MWTG analysis lies in the assumptions used to develop the conclusions. ISS relies on management's forecasts of revenue growth and estimates of operating cash flow to support their conclusions. MWTG, instead, analyzed management's projections in the context of management's historical performance, as well as, current performance trends exhibited by both ARTG and Primus. A review of historical performance shows that ARTG management has missed their guidance for three of the last four quarters and for the past two full years. An examination of the current revenue trend shows that ARTG has not posted two consecutive quarters of revenue growth in the last fifteen quarters and that ARTG has experienced a revenue decline of almost 30% over the past eight quarters. On a combined basis, the two companies have experienced over a 40% decline in revenue during the previous ten quarters and have also failed to produce two consecutive quarters of revenue growth during that period.

As a result of the historical performance analysis, during discussions with the Board, MWTG reviewed the Company's post-merger operating plan and requested the Company commit to certain threshold criteria on cash, profitability and expense management consistent with management's plan. The threshold criteria served as indicators that the Primus merger would be accretive to ARTG operations. When the Company rejected accountability to certain minimum thresholds tied to management's own plan, MWTG questioned the Board and management's commitment to their public statements and concluded that (i) the merger with Primus would not be accretive and (ii) that the Board and management would again fail to enhance shareholder value.

MWTG maintains its position that the Board and management has failed to do the following:

1. Protect and grow cash by improving the operating performance beyond what management has delivered over the past two years;

2. Align costs with realized revenues to achieve sustainable, profitable operations;

3.            Achieve forecasted revenue growth; and

4. Enhance ARTG shareholder value, after having lost more than 60% of the stock's value in the last year, measured by the record date for the vote on the merger.

The merger with Primus further harms shareholder value in the following ways:

1. Fails to protect cash. The true cash cost of the acquisition is likely greater than what management has guided. MWTG has asked management to address this issue publicly.

2. Fails to plan realistic revenue growth by promoting forecasted revenue growth in excess of 4% per quarter; when neither company has been able to put together consistent quarterly growth.

3.            Adds unnecessary risk to the business.

4. Causes dilution to the ARTG shareholders in excess of the contribution of the Primus business.

MTWG asks shareholders why they would rely on assumptions presented by a management team that has consistently missed their guidance. In addition, MTWG asks shareholders why they would trust a management team that would not commit to minimum thresholds on cash, profitability and cost management that would make the merger accretive to the business. Management proposes a plan that fails to protect ARTG shareholders by proposing a dilutive transaction with a failing business and by not taking the necessary steps to make the transaction accretive to cash and earnings.

Profitable, independent operations with a profitable growth plan offers a greater opportunity to enhance ARTG shareholder value and puts ARTG in a better position to control its future strategic alternatives. MWTG will vote AGAINST Art Technology's proposed merger with Primus, and MWTG urges you to vote AGAINST the merger as well. We will soon be mailing you our proxy materials that will contain detailed information about our reasons for opposing the merger. UNTIL YOU RECEIVE THAT INFORMATION, WE URGE YOU NOT TO RETURN ANY PROXY CARD SENT TO YOU BY ATG'S BOARD AND MANAGEMENT. For more information, please visit www.saveatg.com.



                                      # # #

Mitchell-Wright Technology Group, LLC, Mitchell-Wright, LLC, SSH partners I, LP, Arcadia Partners, L.P., Arcadia Capital Management, LLC, James Dennedy and Richard Rofe are participants in a solicitation of proxies from the shareholders of Art Technology Group, Inc. for use for use at its special meeting scheduled to be held on October 22, 2004. Information relating to these participants and certain other persons who may also be deemed to be participants in the solicitation of proxies is contained in their proxy statement filed with the Securities and Exchange Commission on October 8, 2004. Shareholders are advised to read the proxy statement and the other documents related to the solicitation of proxies by Mitchell-Wright Technology Group, LLC and the other participants because they contain important information. A copy of the proxy statement is being mailed to shareholders and is currently available at no charge on the Securities and Exchange Commission's website at http://www.sec.gov. In addition, you may also obtain a free copy of the proxy statement by contacting Innisfree M&A Incorporated toll free at (888) 750-5834 (banks and brokers call collect at (212) 750-5833).


                                  END OF FILING